UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

PEN INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1598792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441

(Address of principal executive offices) (Zip Code)

(844)273-6462

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2014, Adam Wasserman was elected as our Chief Accounting Officer. Mr. Wasserman renders services to us under an agreement we have with CFO OnCall, Inc., of which he is the majority shareholder. Under that agreement, CFO OnCall is paid a monthly fee of $7,000 through the balance of 2014, increasing to $12,000 per month in 2015.

Also on September 24, 2014, Bruce Vereecken, our Chief Financial Officer, announced his retirement from the Company effective December 31, 2014. Mr. Vereecken has agreed to continue in a consulting role during 2015 for an annual fee of $40,000. Effective January 1, 2015, Mr. Wasserman will become our Chief Financial Officer.

Mr. Wasserman is 50 years old and has been a majority shareholder and chief executive officer of CFO Oncall, Inc. since 1999. CFO Oncall provides chief financial officer services to a number of companies. Through CFO Oncall, Mr. Wasserman has served as the chief financial officer of a number of private and publicly held companies including: Cleantech Solutions International, Inc. since December 2012, FAL Exploration Corp (formerly Apps Genius Corp) since January 2010, Oriental Dragon Corp. since June 2010, and Wally World Media, Inc. since November 2012. Mr. Wasserman also served as chief financial officer for Yew Bio-Pharm Group, Inc. (YEWB) from September 2011 to November 2013, Gold Horse International, Inc. (GHII) from July 2007 to September 2011, Transax International Limited from May 2005 to December 2011, and other companies, all under the terms of consulting agreements with CFO Oncall. Mr. Wasserman served as a member of the Board of Directors of CD International, Inc., a public company, from January 2010 to December 2011 and a member of the Board of Directors and audit committee chairman of Bohai Pharmaceuticals Group, Inc. from July 2010 to February 2012. From June 1991 to November 1999 Mr. Wasserman was a Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior accounting staff members, work paper review, auditing, maintaining client relations, preparation of tax returns and financial statements. From September 1986 to May 1991, Mr. Wasserman was employed by Deloitte & Touche, LLP where his assignments included public and private company audits and Securities and Exchange Commission reporting, tax preparation and planning, management consulting, systems design, staff instruction and recruiting. Mr. Wasserman is a member of the American Institute of Certified Public Accountants, a director and executive board member of the Gold Coast Venture Capital Association. Mr. Wasserman holds a Bachelor of Science Degree from the State University of New York at Albany.

Board of Directors Compensation

We have agreed to pay each member of the Board of Directors the sum of $2,000 per meeting as compensation for their service as members of the board of directors. The compensation will be paid at the time of each meeting, one-half in cash and one half in shares of unregistered common stock, par value $0.0001 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEN Inc.

Date: September 24, 2014	By:	/s/ Jeanne M Rickert
Secretary